EXHIBIT 10.10


                                      TERM
                                 PROMISSORY NOTE




$15,000,000.00                                            Minneapolis, Minnesota
Due:  April 30, 2000                                            October 30, 1998



         FOR VALUE RECEIVED, the undersigned, CRN BROADCASTING, LLC (the "Borrower"), promises to pay to the order of CHILDREN'S BROADCASTING, LLC (the "Lender"), at its offices in Minneapolis, Minnesota, on or before April 30, 2000 (the "Maturity Date"), the sum of FIFTEEN MILLION and NO/100 DOLLARS ($15,000,000.00) or such lesser sum as may actually be owing under borrowings made pursuant to that certain Loan Agreement, dated October 30, 1998, by and between the Borrower and the Lender, as the same may be amended, modified, restated or supplemented from time to time hereafter (the "Loan Agreement"), together with interest on the unpaid principal balance from the date hereof until paid in full at the rate or rates per annum provided for in the Loan Agreement.

         This Note shall be payable in monthly installments of accrued interest only payable on the last day of each month, commencing November 30, 1998, and on the last day of each month thereafter until the Maturity Date, on which date the entire outstanding principal balance plus accrued interest shall be due and payable in full.

         This Note is the "Note" issued under the terms and provisions of the Loan Agreement. The holder hereof is entitled to all the benefits provided for in the Loan Agreement, or referred to therein, to which Loan Agreement reference is made for a statement of the terms and conditions under which the indebtedness evidenced hereby was incurred and is to be repaid. The provisions of the Loan Agreement are incorporated by reference herein with the same force and effect as if fully set forth herein.

         All payments on this Note shall be applied first to the payment of fees and charges payable under the Loan Agreement, next to the payment of accrued interest and thereafter to the outstanding principal balance. This Note may be prepaid from time to time in whole or in part without premium or penalty.

         Presentment, demand for payment, notice of dishonor, protest and notice of protest are hereby waived. The Borrower agrees to pay all costs of collection including, but not limited to, reasonable attorneys' fees, whether or not suit is commenced.

                                      TERM
                                 PROMISSORY NOTE
                                     Page 2


$15,000,000.00                                            Minneapolis, Minnesota
Due:  April 30, 2000                                            October 30, 1998




         This Note shall be governed by and construed in accordance with the laws of the State of Minnesota. The Borrower consents to the personal jurisdiction of the federal and state courts located in the State of Minnesota, waives any argument that such a forum is not convenient, and agrees that any litigation relating to this Note initiated by it or on its behalf shall be venued in either the District Court of Hennepin County, Minnesota or the Federal District Court, District of Minnesota, Fourth Division.

         Any provision of this Note, the Loan Agreement or any other document relating to the loan evidenced hereby to the contrary notwithstanding (the "Loan Documents"), Borrower may from time to time offset against any sums due hereunder an amount equal to the amount of any "Claims" of the Borrower against the Lender pursuant to Article 8 of that certain Purchase Agreement dated April 17, 1998, as amended through the Second Amendment to Purchase Agreement, by and between Lender, Lender's wholly-owned subsidiaries and Catholic Radio Network, LLC.

         Any provision of Loan Documents to the contrary notwithstanding, all payments and prepayments of principal hereunder shall be paid directly into the escrow established pursuant to that certain Indemnity Escrow Agreement by and between CRN Operations, LLC and Lender in substantially the form attached as Exhibit B to the Closing Agreement between Lender and Borrower dated of even date herewith, up to the full amount of the sums to be so deposited therein.


                                CRN BROADCASTING, LLC



                                /s/ John T. Lynch
                                ------------------------------------------------
                                By John T. Lynch
                                  Its President and Chief Executive Officer